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PRESS RELEASE

Dimensional Announces Shareholder Meeting to Elect New Directors of US Funds

Professors Reena Aggarwal of Georgetown, Francis A. Longstaff of UCLA, and Heather E. Tookes of Yale nominated as Independent Directors to oversee firm’s mutual funds and ETFs

AUSTIN, TX—November 15, 2021—The Boards of Dimensional’s US mutual funds and exchange-traded funds (ETFs) are seeking shareholder approval for the election of three new Independent Directors to help oversee the funds on behalf of investors. Professors Reena Aggarwal of Georgetown University, Francis A. Longstaff of University of California, Los Angeles, and Heather E. Tookes of Yale University would join a long list of leading academics who have served on the Boards. The joint special meeting of shareholders, which is required under US Securities and Exchange Commission (SEC) rules, will take place December 29, 2021.

“For 40 years, investors in our funds have benefited from the knowledge and expertise of some the brightest minds in economics and finance,” Dimensional Founder and Executive Chairman David Booth said. “That tradition of intellectual integrity continues with the nominations of Reena, Francis, and Heather.”

In addition to the three new Independent Directors, two Dimensional executives, Co-CEO Dave Butler and Co-CEO and Chief Investment Officer Gerard O’Reilly, have been nominated to join the Boards as Interested Directors and five current independent board members will be seeking re-election. The newly appointed Directors would succeed outgoing Independent Directors Roger G. Ibbotson and Myron S. Scholes and Interested Director David Booth. Scholes, Ibbotson, and Booth will step down when the new Directors are elected, with Booth becoming Chairman Emeritus. However, if the December 29, 2021 shareholder meeting needs to be adjourned into 2022 to seek additional shareholder votes, Scholes will retire effective upon December 31, 2021. Booth will remain closely involved in the firm’s strategic initiatives.

“We are deeply grateful to Roger and Myron for their four decades of commitment and exemplary service on behalf of shareholders,” Booth said. “Adding Dave and Gerard to the Boards is a natural extension of their leadership and day-to-day management of the firm. With Dimensional’s funds in very good hands, I look forward to continuing to focus on what I enjoy most—working with clients and colleagues to change the way the world thinks about investing, and putting investors in the best position to achieve their financial goals.”

Aggarwal, Longstaff, and Tookes would be the latest in a long line of academic luminaries who have helped oversee the firm’s funds. Three Nobel laureates in economic sciences have served as independent directors on the Boards of Dimensional’s US mutual funds—the late Merton Miller, Scholes, and Robert C. Merton, who currently serves as Dimensional’s Resident Scientist. The current Board includes among its members past presidents of the American Finance Association, Western Finance Association, and European Finance Association; fellows of the National Academy of Sciences and National Bureau of Economic Research; and a member of the prize committee for the Sveriges Riksbank Prize in Economic Sciences in Memory of Alfred Nobel.

Independent fund Directors help serve investors’ interests by bringing intellectual curiosity, scientific rigor, and a range of experiences and expertise to the funds. The current Independent Directors have substantial experience in portfolio management, asset pricing, financial intermediaries, liquidity, financial reporting, corporate governance, financial market design, corporate default risk, market microstructure, and international finance. Aggarwal, Longstaff, and Tookes would add significant, complementary capital markets expertise in areas including environmental, social, and governance (ESG) matters, ETFs, and fixed income.

Reena Aggarwal is the Robert E. McDonough Professor of Finance and Director of the Center for Financial Markets and Policy at Georgetown University’s McDonough School of Business. She has served as an academic fellow at FINRA and the SEC, as a visiting research scholar at the IMF, as a Fulbright Scholar to Brazil, on a World Economic Forum Global Future Council, and as a distinguished scholar at the Reserve Bank of India’s Centre for Advanced Financial Research and Learning. Aggarwal has advised financial institutions and governments around the world. She focuses on global financial markets, capital raising, initial public offerings, initial coin offerings, financial technology, institutional investors, ETFs, private equity, valuation, stock exchange structure, securities market regulation, corporate governance, and ESG. She received a PhD in finance from the University of Maryland and an MMS from the Birla Institute of Technology and Science in India.

Francis A. Longstaff is Allstate Professor of Insurance and Finance at UCLA’s Anderson School of Management. Longstaff served as head of fixed income derivative research at Salomon Brothers in New York and worked in the research department of the Chicago Board of Trade. He focuses on fixed income markets and term structure theory, derivative markets and valuation theory, credit risk, computational finance, liquidity, and the role of arbitrage in financial markets. He has published nearly 70 articles in academic and practitioner journals and is a frequent speaker at conferences. Longstaff has consulted for mutual funds, hedge funds, commercial banks, and other financial institutions; software developers; and risk management firms. Longstaff holds a PhD in finance from the University of Chicago and an MBA from the University of Utah. He is a certified public accountant (CPA) and chartered financial analyst (CFA®).

Heather E. Tookes is a Professor of Finance at the Yale School of Management. Her research lies at the intersection of capital markets and corporate finance. She has a particular interest in credit default swaps, convertible bond markets, and trader borrowing. Tookes is a member of the FINRA Economic Advisory Committee, Academic Female Advisory Committee (AFFECT) of the American Finance Association, and Committee on Racial Diversity (CORD) of the American Finance Association. She is a former associate editor at the Review of Financial Studies and Management Science and a member of the Federal Reserve Bank of New York’s Financial Advisory Roundtable. Tookes serves on the Board of Trustees of Berkeley Divinity School at Yale and the Investments Committee of the Community Foundation of Greater New Haven. She earned a PhD in finance from Cornell University and a BA in economics from Brown University.

Dave Butler is Co-CEO of Dimensional and serves as a Dimensional Director. He joined the firm in 1995 and was named Co-CEO in 2017. Prior to becoming Co-CEO, Butler led the development of Dimensional’s financial advisor business, building a global team of Regional Directors and client services professionals. In the 25 years since Butler joined Dimensional, the firm has grown from roughly $10 billion in assets under management to more than $653 billion. Throughout his career, Butler has been closely involved in the evolving field of investment advice and the strong community of professionals redefining wealth management and enhancing the investor experience. He frequently interacts with professional investors and industry leaders around the globe. Butler attended the University of California, Berkeley, where he earned a BS in marketing and finance in 1986 and an MBA in 1990. He received the CFA® designation in 1998.

Gerard O’Reilly is Co-CEO and Chief Investment Officer of Dimensional and serves as a Dimensional Director. He was named Co-CEO in 2017 and has been with Dimensional since 2004. O’Reilly has been instrumental in the evolution of Dimensional’s systematic approach to creating and implementing investment solutions. He was formerly Head of Research, managing the firm’s rigorous, scientific approach to interpreting, testing, and applying research in portfolios. He is a member of the firm’s Investment Research Committee, which reviews potential investment strategy enhancements, and a member of the Investment Committee, which oversees portfolio and account management. Prior to joining Dimensional, O’Reilly obtained his PhD in aeronautics from the California Institute of Technology. He holds a master of science degree in high performance computing from Trinity College Dublin, where he also received a first class honors degree in theoretical physics and was a recipient of the Foundation Scholarship.

DISCLOSURES

“Dimensional” refers to the Dimensional separate but affiliated entities generally, rather than to one particular entity. These entities are Dimensional Fund Advisors LP, Dimensional Fund Advisors Ltd., Dimensional Ireland Limited, DFA Australia Limited, Dimensional Fund Advisors Canada ULC, Dimensional Fund Advisors Pte. Ltd., Dimensional Japan Ltd., and Dimensional Hong Kong Limited. Dimensional Hong Kong Limited is licensed by the Securities and Futures Commission to conduct Type 1 (dealing in securities) regulated activities only and does not provide asset management services.

Dimensional Fund Advisors LP is an investment advisor registered with the Securities and Exchange Commission.

Shareholder Meeting to Elect New Directors of US Funds

These FAQs are designed to answer client questions regarding a joint special shareholder meeting to elect new directors to the boards of Dimensional’s US mutual funds and ETFs:

•	Dimensional is pleased to announce that it will be holding a joint special meeting of shareholders of the Dimensional Funds and Dimensional ETFs on December 29, 2021, to elect members of the Board of Directors/Board of Trustees (the “Boards”) of the Dimensional Funds/ETFs.
•	The joint special shareholder meeting is required by Securities and Exchange Commission rules governing the number of Directors that may be appointed to a mutual fund and ETF Board of Directors/Board of Trustees without a shareholder vote.
•	The nominees for election to serve as members of the Boards are as follows:

New Independent Director Nominees	New Interested Director Nominees	Existing Independent Director Nominees
Reena Aggarwal	David P. Butler	George M. Constantinides
Francis A. Longstaff	Gerard K. O’Reilly	Douglas W. Diamond
Heather E. Tookes		Darrell Duffie
Abbie J. Smith
Ingrid M. Werner

•	David G. Booth, Roger G. Ibbotson, and Myron S. Scholes, who currently serve as Directors, will be retiring from the Board. Myron Scholes, Roger Ibbotson, and David Booth will retire from the Board effective upon the election of the new Directors by the shareholders of the Dimensional Funds, with Booth becoming Chairman Emeritus. However, if the December 29, 2021 shareholder meeting needs to be adjourned into 2022 to seek additional shareholder votes, Myron Scholes will retire effective upon December 31, 2021.
•	We are grateful to Roger Ibbotson and Myron Scholes for their 40-year commitment and service on behalf of shareholders in the funds. It has been a privilege to have two leading academics of Myron’s and Roger’s caliber evaluating our funds and serving as Board Directors since the firm was founded in 1981.

•	Aggarwal, Longstaff, and Tookes join a long list of academic luminaries who have helped oversee the funds on behalf of investors. Three Nobel laureates in economic sciences have served as independent directors on the Boards of Dimensional’s US mutual funds—the late Merton Miller, Scholes, and Robert C. Merton, who currently serves as Dimensional's Resident Scientist. The current US fund Board includes among its members past presidents of the American Finance Association, Western Finance Association, and European Finance Association; fellows of the National Academy of Sciences and National Bureau of Economic Research; and a member of the prize committee for the Sveriges Riksbank Prize in Economic Sciences in Memory of Alfred Nobel.
•	The new independent fund Directors joining the Board bring significant and complementary capital markets expertise, including on ESG, ETFs, and fixed income.
•	Among the current independent fund Directors are experts in portfolio management, asset pricing, financial intermediaries, liquidity, financial reporting, corporate governance, financial market design, corporate default risk, market microstructure, and international finance.
•	The independent fund Directors bring intellectual curiosity and scientific rigor to the funds, helping serve investors’ interests.
•	Remaining US mutual fund and ETF Board members are committed to ensuring a smooth transition of responsibilities.

FAQs

When will the vote take place?

The joint special meeting of shareholders of the Dimensional Funds to elect members of the Board of Directors/Board of Trustees (the “Boards”) of the Dimensional Funds will be held Wednesday, December 29, 2021.

Why is this shareholder vote required to elect directors to the Boards?

Securities and Exchange Commission (SEC) rules state that no more than one-third of mutual fund and ETF directors may be appointed without a shareholder vote. The last shareholder meeting to elect members of the Boards was held in 2015. Since that time, three Directors have been appointed without a shareholder vote: Douglas Diamond (2017), Darrell Duffie (2019), and Ingrid M. Werner (2019). With the planned retirements of Roger Ibbotson, Myron Scholes, and David Booth from the Boards, a shareholder meeting is required to elect Directors to fill the resulting vacancies.

How does the voting process work?

In order to hold a shareholder meeting, a certain percentage of a fund’s shares (often referred to as a “quorum”) must be represented at the meeting. If a quorum is not attained, the meeting must adjourn to a future date. Holders of a fund’s shares may cast their vote in advance of the meeting in three ways:

1.	Vote through the internet 24 hours a day by following the instructions on the proxy card(s)/voting instruction form(s) that will be sent to shareholders;
2.	Vote by touch-tone telephone 24 hours a day by calling the toll-free number printed on the proxy card(s)/voting instruction form(s) and following the recorded instructions; or
3.	Vote shares by completing and signing the proxy card(s)/voting instruction form(s) and mailing it (them) in the postage-paid envelope included with the proxy materials.

Voting promptly will minimize the proxy solicitation costs incurred by the funds, avoid the necessity of calling shareholders to solicit votes, and help with meeting a quorum in order to hold the shareholder meeting as scheduled on Wednesday, December 29, 2021.

What is the required vote needed to elect the nominees as Directors?

The majority of Dimensional Funds (portfolios of DFA Investment Dimensions Investments Group Inc., Dimensional Investment Group, Inc and Dimensional ETF Trust) have a quorum requirement that one-third of the outstanding shares need to be present at the meeting in person or by proxy. The remaining Dimensional Funds (portfolios of The DFA Investment Trust Company and Dimensional Emerging Markets Value Fund) have a quorum requirement that 40% of outstanding shares need to be present at the meeting in person or by proxy.

Once quorum is obtained, the nominees to the Board are elected by the affirmative vote of a plurality of votes cast collectively by the shareholders of all of the funds of a particular fund company, regardless of the results of the votes cast by the shareholders of each individual fund. This means that the Director nominees receiving the largest number of votes will be elected to fill the 10 available positions. Since there are 10 nominees and 10 available positions on the Boards, we expect that once quorum is obtained the 10 nominees will be elected.

What will be sent to shareholders to solicit votes for the shareholder meeting?

We expect the distribution of the proxy statements to most shareholders to commence on or about November 22, 2021. Proxy statements will be sent by mail or by electronic mail based on the preferences that shareholders elect with their custodians. We expect financial advisors that have elected to vote proxies on behalf of their clients will receive the proxy statements on their clients’ behalf in lieu of it being sent to the end shareholder.

Each shareholder can expect to receive one package with one proxy statement and a separate proxy card for each fund held. For example, if a shareholder holds 10 funds, they will receive one package with a proxy card for each fund and account in which shares are owned. Householding is done at the individual level (i.e., spouses will receive separate packages). For example, if a shareholder’s spouse owned Dimensional Funds in his or her name, a separate proxy package would be delivered to the spouse vs. what is delivered to the shareholder.

Will shareholders be solicited by telephone as part of the proxy solicitation campaign?

We are seeking to achieve the required quorum to hold the shareholder meeting on December 29, 2021, without engaging in a telephone solicitation campaign. However, as the meeting approaches, phone calls may be made to shareholders who have not yet voted their shares so that the meeting does not have to be postponed. Therefore, we encourage shareholders to vote early to avoid the necessity of calling shareholders to solicit votes.

Have the Dimensional Funds hired a third-party proxy solicitor to assist with this proxy campaign?

Yes, AST Fund Solutions LLC (“AST”) has been hired by the Dimensional Funds to assist in the mailing and recording of proxy votes. AST specializes in assisting financial services firms with matters relating to shareholder meetings. AST is not affiliated with Dimensional in any way.

How is David’s role changing?

David is retiring from the Boards for the Dimensional Funds and ETFs. Separately, he currently serves as Executive Chairman of Dimensional Fund Advisors LP (US), which is a role he has had since 2017, when he stepped back from the daily management of the firm and Dave Butler and Gerard O’Reilly were appointed to serve as Co-CEOs. Dave and Gerard joining the fund Board is a natural extension of their continued responsibilities as Co-CEOs and stewards of client assets.

With new member nominees making up half of Board seats, how does this impact the continuity of experience on the Boards?

Existing US mutual fund and ETF Board members are committed to ensuring a smooth transition of responsibilities. The Independent Director nominees to the Boards bring significant and complementary capital markets expertise. The Interested Director nominees to the Boards, Dave Butler and Gerard O’Reilly, have been with Dimensional for 26 and 17 years, respectively. They have jointly served as Co-CEOs of Dimensional since 2017 and bring deep expertise that spans across Dimensional’s global operations and the investment management industry.

How were the nominees to the Boards selected?

The composition of the US Mutual Fund Board of Directors is driven in part by 1940 Act rules as well as industry best practices. The Boards have established a Nominating Committee consisting entirely of Independent Directors. The Nominating Committees have direct oversight of the selection and nomination of candidates to the relevant fund’s Board. Each Nominating Committee is made up of George M. Constantinides, Douglas W. Diamond, Darrell Duffie, Roger G. Ibbotson, Myron S. Scholes, Abbie J. Smith, and Ingrid M. Werner. The Nominating Committee for each Board makes recommendations for nominations of new members on the Board to the independent Board members and to the full Board. The Nominating Committee of each Board evaluates a candidate’s qualification for Board membership and the independence of such candidate from Dimensional Fund Advisors LP (US) and other principal service providers.

Who will succeed Myron Scholes as Lead Independent Director?

Beginning on the earlier of December 31, 2021 or the election of the new Directors by the shareholders of the Dimensional Funds, the Independent Directors have designated Douglas W. Diamond to serve as the Lead Independent Director. As the Lead Independent Director, Mr. Diamond, among other duties: will act as a principal contact for management for communications to the Independent Directors in between regular Board meetings; will assist in the coordination and preparation of quarterly Board meeting agendas; will raise and discuss issues with counsel to the Independent Directors; will raise and discuss issues and ideas with management on behalf of the Independent Directors in between regular meetings of the Board; and will chair executive sessions and separate meetings of the Independent Directors (other than committee meetings, which are chaired by the respective committee chairperson).

Do the same Independent Directors oversee Dimensional’s ETFs?

Yes, the composition of the Boards for Dimensional’s US mutual fund complex and the Dimensional ETF Trust is the same.

(Client),

Dimensional will be holding a joint special meeting of shareholders of the Dimensional Funds and Dimensional ETFs (“Dimensional Funds”) on December 29, 2021 to elect members of the Board of Directors/Trustees of the Dimensional Funds. The purpose of my email is to make you aware that material related to this meeting will be sent to shareholders of the funds solicitating their vote for the shareholder meeting. All of this is outlined in greater detail below and will be fully described in the Proxy Statement.

The reason for the shareholder meeting is that David Booth, Roger Ibbotson, and Myron Scholes, who currently serve as directors, will be retiring from the Board. We are grateful to Roger Ibbotson and Myron Scholes for their 40-year commitment and service on behalf of shareholders in the funds since the founding of the firm in 1981. David currently serves as Chairman of the Board and will become Chairman Emeritus effective upon the election of the directors by the shareholders. In addition, David serves as Executive Chairman of the Board overseeing Dimensional Fund Advisors LP and will stay closely involved in the firm’s strategic initiatives.

Under Securities and Exchange Commission rules, a special meeting of the shareholders of the Dimensional Funds is required to fill these vacancies. Nominees to fill the vacancies of the independent directors are Professors Reena Aggarwal of Georgetown, Francis A. Longstaff of UCLA, and Heather E. Tookes of Yale. The new independent director nominees bring significant and complementary capital markets expertise, including ESG, ETFs, and fixed income. In addition, Co-CEOs Dave Butler and Gerard O’Reilly have been nominated for election to the Board as interested directors, and five current independent board members are seeking re-election.

To hold a shareholder meeting, a certain percentage of a fund’s shares (often referred to as a “quorum”) must be represented at the meeting. Therefore, in order to reach quorum and elect the board members, we will be engaging in a proxy solicitation campaign with shareholders of the Dimensional Funds. We are seeking to obtain quorum without engaging in a phone solicitation campaign.

To accomplish this, we are asking for your assistance with communication related to the proxy solicitation. Beginning on or about the week of November 22, 2021 for most shareholders, proxy statements will be sent by mail or by electronic mail based on the preferences that a shareholder elects with their custodian. We expect financial advisors that have elected to vote proxies on behalf of their clients to receive the proxy statements on their client’s behalf in lieu of it being sent to the end shareholder. Voting can be accomplished in advance of the meeting in three easy ways: by going online 24 hours a day by following the instructions on the proxy card sent to shareholders; by telephone 24 hours a day by calling the toll-free number printed on the proxy card; or by completing and signing the proxy card and mailing in the postage-paid envelope included with the proxy materials.

Shareholders may also attend the meeting virtually and vote, but voting promptly by shareholders in advance of the meeting will minimize the proxy solicitation costs incurred by the Funds, avoid the necessity of calling shareholders to solicit votes, and help with meeting a quorum in order to the hold the shareholder meeting as scheduled on Wednesday, December 29, 2021. To help with your communication, we’ve drafted language below you can leverage as you reach out to your clients.

Additionally, a copy of the proxy statement and details on the nominees seeking election and the voting process can be found on My.Dimensional.com by following this (link).

Please let me know if you have any questions and thank you in advance for your assistance.

(RD)

Shareholder Language

Dear Client,

We wanted to notify you that one of the fund complexes in which you are invested, the Dimensional Funds, is electing new members to their Board of Directors/Trustees. Electing new members to the board of an investment company is a standard procedure that many firms go through from time to time. In order to elect the members of the board, shareholders of the funds like you are asked to vote on the matter. Fortunately, the process is relatively easy and straight forward.

Beginning on or about the week of November 22, 2021 for most shareholders, you should receive information either in the mail or through electronic delivery regarding the election of board members at the Dimensional Funds. Voting can be accomplished in advance of the meeting in three easy ways: online 24 hours a day by following the instructions on the proxy card sent to you; by telephone 24 hours a day by calling the toll-free number printed on the proxy card; or by completing and signing the proxy card and mailing in the postage-paid envelope included with the proxy materials. You may also attend virtually and vote. However, voting in advance of the meeting should take very little time and promptly replying will avoid any future communication, such as a phone call, to solicit your vote.

We view this matter as standard procedure for our industry but certainly wanted to provide advanced notice of the upcoming event. If you have any questions, please don’t hesitate to reach out, we’re happy to answer any questions.

Best,

Advisor